                                                                  EXHIBIT 3.19

                          CERTIFICATE OF INCORPORATION

                                       of

                        EQUIPMENT SALES CO. INCORPORATED.

      We, the Subscribers, CERTIFY that we do hereby associate ourselves to be a body politic and corporate under the statute laws of the State of Connecticut, and we FURTHER CERTIFY:

      FIRST: That the name of the corporation is EQUIPMENT SALES CO.
INCORPORATED.

      SECOND: That said corporation is to be located in the Town of New Haven, in the State of Connecticut

      THIRD: That the nature of the business to be transacted, and the purposes to be promoted and carried out by said corporation are as follows: To conduct a general manufacturer's representative and manufacturer's sales agent business, and to act as agent or representative of corporations, firms and individuals, and, as such, to develop and extend the business interests of corporations, firms and individuals; to engage in wholesale and retail merchandising of personal property of any description, and the manufacture thereof , and also designing and development in connection with any of the corporate purposes herein set forth; to manufacture, buy and sell, install, extract, nurture, grow or care for, and in any manner deal in or with, any kind of material or article, crop, animal or thing; to acquire, hold, use, own, develop, lease, mortgage, pledge, sell, assign, convey, or otherwise dispose of or otherwise deal in and exercise any and all rights in respect to real or personal property of every kind, class, or description, including stocks, bonds, and other securities, and also including trade-marks, trade names, patents, inventions, improvements and processes granted by, recognized or otherwise existing under the laws of the United States or any State thereof, or any foreign Country or subdivision thereof, and licenses, sub-licenses, assignments and any other interests in connection with the foregoing and in respect to all of the foregoing, to take and grant licenses and sub-licenses, or otherwise turn the same to account; and in addition to the types of agency and representation first above set forth, to set as any other kind of agent or representative for, or in partnership or other association with, any person, firm or corporation, and for any and all purposes not specifically forbidden by law, whether or not enumerated above.

      FOURTH: That the amount of capital stock with which this corporation shall begin business is Fifty Thousand Dollars ($50,000), divided into five thousand (5,000) shares, of the par value of Ten Dollars ($10) each, all common stock.

      FIFTH: That the amount of paid-in capital with which this corporation shall begin business is not less than One Thousand Dollars ($1,000).

      SIXTH:  That the duration of said corporation is unlimited.

                           SIGNATURES OF INCORPORATORS

                 NAME                                 RESIDENCE
Robert H. MacArthur                            Hamden, Conn.
------------------------------------    -------------------------------------
Benjamin A. Chase                              Orange, Conn.
------------------------------------    -------------------------------------
James W. Cooper                                Woodbridge, Conn.
------------------------------------    -------------------------------------

      Dated at New Haven, Connecticut, this 20th day of June, 1951.


STATE OF CONNECTICUT )
COUNTY OF NEW HAVEN  )   ss.: New Haven, June 20th 1951

      Personally appeared Robert H. MacArthur, Benjamin A. Chase, and James
W. Cooper, being all of the Incorporators of Equipment Sales Co.,
Incorporated, and made solemn oath to the foregoing Certificate by them signed, before me,

                                    /s/  Sophie B. Nettleton   (Notarial
                                    ------------------------------------
                                                                   Seal)
Approved, June 21, 1951                        Notary Public.
Alice K. Leopold, Secretary
By F.S. Hoffer, Jr.
Corporation Fee, $50,000
Paid June 21, 1951
Elsie E. Rodgers, for secretary

Cert. No. 23778


                                       2.

      WHEREAS, the Certificate of Incorporation of Equipment Sales Co., Incorporated sets forth that said corporation is to be organized under the statute laws of the State of Connecticut, and has an authorized capital stock of $50,000,divided into 5,000 shares of the par value of $10. each, all of which is common stock,

      NOW, THEREFORE, subject to the provisions of the statute laws of the State of Connecticut, and under the terms and conditions set forth in said Certificate of Incorporation, each subscriber hereby agrees to take the number of shares of said capital stock annexed to his name, each share to be of the par value of $10. And he further agrees to pay for the same in cash or in property acceptable to the Board of Directors upon call by the Board of Directors.

      Dated at New Haven, Connecticut, this 23 day of July, 1951.

                                                     No. of
Name                           Address               Shares

/s/ Robert H. MacArthur
Robert H. MacArthur            Hamden, Conn.           274

/s/ Benjamin A. Chase
Benjamin A. Chase              Orange, Conn.           274

/s/ Richard H. Bowerman
Richard H. Bowerman            Orange, Conn.             2

CERTIFICATE

AMENDING OR RESTATING                                 BOARD OF         BOARD OF                  BOARD OF
CERTIFICATE                  [ ] INCORPORATORS    [ ] DIRECTORS    [x] DIRECTORS             [ ] DIRECTORS
OF INCORPORATION  BY                                                   AND SHAREHOLDERS          AND MEMBERS
ACTION OF                                                              (Stock Corporation)       (Nonstock Corporation)

               772                                                                               For office use only
                                STATE OF CONNECTICUT                                         ACCOUNT NO.
VOL. 995                       SECRETARY OF THE STATE
                                                                                             INITIALS

NAME OF CORPORATION                     DATE
EQUIPMENT SALES CO., INCORPORATED       December 14, 1981


2. The Certificate of incorporation is  [X] A. AMENDED ONLY  [ ] B. AMENDED AND RESTATED  [ ] C. RESTATED ONLY  by the
                                                                                                 following resolution

      That the Certificate Of Incorporation of this corporation be amended as follows:

      (1) That the authorized $10.00 par value common stock of the corporation be increased from 5,000 shares to 92,400 shares; and that said common stock with par value of $10.00 per share be designated as Class A common stock.

      (2) That a new class of stock be authorized consisting of 12,600 shares of common stock without par value and designated as Class B common stock, and as a result, the total capital stock authorized is as follows:

                              Number Of Shares          Number of Shares
           Class Of Stock     With $10.00 Par Value     Without Par Value
           --------------     ---------------------     -----------------
           Class A Common               92,400                None
           Class B Common               None                12,600

                          (CONTINUED ON ATTACHED RIDER)

3.    (Omit if 2A is checked.)

      (a) The above resolution merely restates and does not change the provisions of the original Certificate of Incorporation as supple-mented and amended to date, except as follows: (Indicate amendments made, if any; if none, so indicate.)

      (b) Other than as indicated in Par. 3(a), there is no discrepancy between the provisions of the original Certificate of Incorporation as supplemented to date, and the provisions of this Certificate Restating the Certificate of Incorporation.

BY ACTION OF INCORPORATORS

  [ ] 4. The above resolution was adopted by vote of at least two-thirds of the incorporators before the organization meeting of the corporation, and approved in writing by all subscribers (if any) for shares of the corporation, or if nonstock corporation, by all applicants for membership entitled to vote, if any.

We (at least two-thirds of the incorporators) hereby declare, under the penalties of false statement that the statements made in the foregoing certificate are true.

     SIGNED                   SIGNED                      SIGNED

                              APPROVED

  (all subscribers or, if nonstock corporation, all applicants for membership entitled to vote; if none, so indicate.)

     SIGNED                   SIGNED                      SIGNED

                                                                          (Over)

      773

                                    R I D E R

(3) That each share of either class shall be equal in all respects (except as hereinafter set forth) to each share of the other class and shall be entitled to the same dividends, subject to and except the following:

      (i) The Class A common stock shall be the sole voting stock and the holders of the Class A stock shall alone be entitled to notice of and to attend any meeting of the stockholders, except as otherwise specifically required by law.

      (ii) The Class B common stock shall be non-voting stock and the holders of Class B stock shall not be entitled to notice of or to attend any meeting of the stockholders, except where otherwise specifically required by law.

      (iii) If stock dividends shall be declared in common stock of this corporation, the holders of Class B common stock shall receive a like amount of non-voting common stock under such declaration of dividends as the amount of the voting common stock to be received by the holders of the Class A common stock under such declaration of dividend; but no such stock dividends shall be declared of voting common stock upon shares of non-voting common stock nor of non-voting common stock upon voting common stock.

      774

BY ACTION OF BOARD OF DIRECTORS

  [ ] 4. (Omit if 2-c is checked.) The above resolution was adopted by the board of of directors acting alone,

        [ ] there being no shareholders or  [ ] the board of directors being so
            subscribers                         authorized pursuant to Section
                                                33-341, Conn. G.S. as amended

        [ ] the corporation being a nonstock corporation and having no members and no applicants for membership entitled to vote on such resolution

5.  The number of affirmative votes           6. The number of directors' votes
    required to adopt such resolution            in favor of the resolution was:
    is:

WE HEREBY DECLARE UNDER THE PENALTIES OF FALSE STATEMENT THAT THE STATEMENTS MADE IN THE FOREGOING CERTIFICATE ARE TRUE.

NAME OF PRESIDENT OR VICE PRESIDENT (Print or Type)

NAME OF SECRETARY OR ASSISTANT SECRETARY  (Print or Type)

SIGNED (President or Vice President)

SIGNED (Secretary or Assistant Secretary)

BY ACTION OF BOARD OF DIRECTORS AND SHAREHOLDERS

  [X] 4. The above resolution was adopted by the board of directors and by shareholders.

5.    Vote of shareholders:

(a)   (Use if no shares are required to be voted as a class.)

NUMBER OF SHARES ENTITLED TO VOTE
              165

TOTAL VOTING POWER
      165

VOTE REQUIRED FOR ADOPTION
            83

VOTE FAVORING ADOPTION
         165

(b) (If the shares of any class are entitled to vote as a class, indicate the designation and number of outstanding shares at each such class the voting power thereof, and the vote of each such class for the amendment resolution.)

      Not Applicable

We hereby declare, under the penalties of false statement that the statements made in the foregoing certificate are true.

NAME OF PRESIDENT OR VICE PRESIDENT (Print or Type)

Robert W. Dzuris

SIGNED (President or Vice President)
/s/ Robert W. Dzuris

NAME OF SECRETARY OR ASSISTANT SECRETARY (Print or Type)

Leroy Watson

SIGNED (Secretary or Assistant Secretary)
/s/ Leroy Watson


BY ACTION OF BOARD OF DIRECTORS AND MEMBERS

  [ ] 4. The above resolution was adopted by the board of directors and by members.

5.    Vote of members:

(a)   (Use if no members are required to vote as a class.)

NUMBER OF MEMBERS VOTING

TOTAL VOTING POWER

VOTE REQUIRED FOR ADOPTION

VOTE FAVORING ADOPTION


(b) (If the members of any class are entitled to vote as a class, indicate the designation and number of members of each such class, the voting power thereof, and the vote of each such class for the amendment resolution.)

We hereby declare, under the penalties of false statement that the statements made in the foregoing certificate are true.


NAME OF PRESIDENT OR VICE PRESIDENT (Print or Type)

NAME OF SECRETARY OR ASSISTANT SECRETARY (Print or Type)

SIGNED (President or Vice President)

SIGNED (Secretary or Assistant Secretary)


FOR OFFICE USE ONLY

              F I L E D
        STATE OF CONNECTICUT

             DEC 23 1981


FILING FEE
$30     512.50

CERTIFICATION FEE
$9.50

TOTAL FEES
$552.00

SIGNED (for Secretary of the State)

CERTIFIED COPY SENT ON DATE

1 cc + rec. Brian J. Farrell, Esq.

INITIALS

Sent 1-11-82  RS

TO
P.O. Box 1405
Yalesville Station, Wallingford, CT 06492

CARD

LIST

PROOF

CERTIFICATE OF STOCK CORPORATION

[ ] CANCELLATION OF SHARES

[X] RETIREMENT OF SHARES

              2935                                         For office use only

                         STATE OF CONNECTICUT           ACCOUNT NO.
VOL. 999                 SECRETARY OF THE STATE
                                                        INITIALS

The name of the corporation is         Equipment Sales Co., Incorporated

         2                       2                   DESIGNATION OF SHARES                    NUMBER OF SHARES
         -                       -                  -----------------------       -------------------------------------------
[ ] CANCELLATION          [X] RETIREMENT                                          ISSUED AND                  AUTHORIZED
    OF SHARES                 OF SHARES              CLASS   SERIES     PAR       OUTSTANDING    TREASURY     (for ____ only)
-----------------------------------------------------------------------------------------------------------------------------
a.  before cancellation   a. before retirement         A     Common    $10.00       165              495           92,400

                                                       B     Common       No        None            None           12,600


b.  Shares being          b. Shares being              A     Common    $10.00                        495
     cancelled               retired

c.  After cancellation    c.  After retirement         A     Common    $10.00        165            None           92,400

                                                       B     Common       No        None            None           12,600

Dated at Lowell, Massachusetts this 5th day of March, 1982

We hereby declare, under the penalties of false statement that the statements made in the foregoing certificate are true.


NAME OF PRESIDENT xxxxxxxxxxxxxxxxx (Print or Type)

        Robert W. Dzuris

SIGNED (President or Vice President)

/s/ ROBERT W. DZURIS

NAME OF SECRETARY xxxxxxxxxxxxxxxxxxxxxx  (Print or Type)

        Leroy Watson

SIGNED (Secretary or Assistant Secretary)

/s/ LEROY WATSON

FOR OFFICE USE ONLY

              F I L E D
        STATE OF CONNECTICUT

             APR 16 1982

FILING FEE
$6

CERTIFICATION FEE
$9

TOTAL FEES
$15

SIGNED (for Secretary of the State)



CERTIFIED COPY SENT ON DATE

Rec + 1 cc     5/12/82

INITIALS

JBM

TO

CARD

LIST

PROOF

CERTIFICATE
AMENDING OR RESTATING CERTIFICATE                                BOARD OF       BOARD OF DIRECTORS       BOARD OF DIRECTORS
OF INCORPORATION  BY                 [ ] INCORPORATORS       [ ] DIRECTORS  [X] AND SHAREHOLDERS     [ ] AND MEMBERS
ACTION OF                                                                      (Stock Corporation)      (Nonstock Corporation)

                  2938                                                                                   For office use only
                                     STATE OF CONNECTICUT
VOL. 1007                            SECRETARY OF THE STATE                                           ACCOUNT NO.

                                                                                                      INITIALS

NAME OF CORPORATION                                   DATE
EQUIPMENT SALES CO., INCORPORATED                        October 6, 1982


2. The Certificate of incorporation is

[X] A. AMENDED ONLY
[ ] B. AMENDED AND RESTATED
[ ] C. RESTATED ONLY  by the following resolution

      That the Certificate Of Incorporation of this corporation be amended as follows:

            That all of the authorized Class A common stock with $10.00 Par Value be designated as Class A common stock without Par Value and as a result, the total capital stock authorized is as follows:

                                     Number of Shares
               Class Of Stock        Without Par Value
               --------------        -----------------
               Class A Common             92,400
               Class B Common             12,600

3.    (Omit if 2A is checked.)

      (a) The above resolution merely restates and does not change the provisions of the original Certificate of Incorporation as supple-mented and amended to date, except as follows: (Indicate amendments made, if any; if none, so indicate.)

      (b) Other than as indicated in Par. 3(a), there is no discrepancy between the provisions of the original Certificate of Incorporation as supplemented to date, and the provisions of this Certificate Restating the Certificate of Incorporation.

BY ACTION OF INCORPORATORS

[ ]   4.    The above resolution was adopted by vote of at least two-thirds of the incorporators before the organization meeting of the corporation, and approved in writing by all subscribers (if any) for shares of the corporation, or if nonstock corporation, by all applicants for membership entitled to vote, if any.

We (at least two-thirds of the incorporators) hereby declare, under the penalties of false statement that the statements made in the foregoing certificate are true.

SIGNED

SIGNED

SIGNED

                                    APPROVED
                (all subscribers or, if nonstock corporation, all
              applicants for membership entitled to vote; if none,
                                  so indicate.)

SIGNED

SIGNED

SIGNED


                                                                          (Over)

      2939

BY ACTION OF BOARD OF DIRECTORS

  [ ] 4. (Omit if 2-c is checked.) The above resolution was adopted by the board of of directors acting alone,

      [ ]   there being no shareholders or   [ ] the board of directors being so
            subscribers                          authorized pursuant to Section
                                                 33-341, Conn. G.S. as amended

      [ ] the corporation being a nonstock corporation and having no members and no applicants for membership entitled to vote on such resolution

5.  The number of affirmative votes           6. The number of directors' votes
    required to adopt such resolution            in favor of the resolution was:
    is:

WE HEREBY DECLARE UNDER THE PENALTIES OF FALSE STATEMENT THAT THE STATEMENTS MADE IN THE FOREGOING CERTIFICATE ARE TRUE.

NAME OF PRESIDENT OR VICE PRESIDENT (Print or Type)


NAME OF SECRETARY OR ASSISTANT SECRETARY  (Print or Type)


SIGNED (President or Vice President)


SIGNED (Secretary or Assistant Secretary)


BY ACTION OF BOARD OF DIRECTORS AND SHAREHOLDERS

[X]   4.    The above resolution was adopted by the board of directors and by shareholders.

5.    Vote of shareholders:

(a)   (Use if no shares are required to be voted as a class.)

NUMBER OF SHARES ENTITLED TO VOTE
              165

TOTAL VOTING POWER
      165

VOTE REQUIRED FOR ADOPTION
            83

VOTE FAVORING ADOPTION
         165

(b) (If the shares of any class are entitled to vote as a class, indicate the designation and number of outstanding shares at each such class the voting power thereof, and the vote of each such class for the amendment resolution.)

      Not Applicable

We hereby declare, under the penalties of false statement that the statements made in the foregoing certificate are true.

NAME OF PRESIDENT OR VICE PRESIDENT (Print or Type)

Robert W. Dzuris

SIGNED (President or Vice President)
/s/ Robert W. Dzuris, PRESIDENT

NAME OF SECRETARY OR ASSISTANT SECRETARY (Print or Type)

Leroy Watson

SIGNED (Secretary or Assistant Secretary)
/s/ Leroy Watson, SECRETARY


BY ACTION OF BOARD OF DIRECTORS AND MEMBERS

[ ]   4.    The above resolution was adopted by the board of directors and by members.

5.    Vote of members:

(a)   (Use if no members are required to vote as a class.)

NUMBER OF MEMBERS VOTING


TOTAL VOTING POWER


VOTE REQUIRED FOR ADOPTION


VOTE FAVORING ADOPTION


(b) (If the members of any class are entitled to vote as a class, indicate the designation and number of members of each such class, the voting power thereof, and the vote of each such class for the amendment resolution.)

We hereby declare, under the penalties of false statement that the statements made in the foregoing certificate are true.


NAME OF PRESIDENT OR VICE PRESIDENT (Print or Type)


NAME OF SECRETARY OR ASSISTANT SECRETARY (Print or Type)


SIGNED (President or Vice President)


SIGNED (Secretary or Assistant Secretary)


FOR OFFICE USE ONLY

              F I L E D
        STATE OF CONNECTICUT

             OCT 25 1982


FILING FEE
$30

CERTIFICATION FEE
$9

TOTAL FEES
$39.50

SIGNED (Secretary of the State) (50 cent overpayment)

CERTIFIED COPY SENT ON DATE

Rec + cc        11/5/82

INITIALS

TO

CARD

LIST

PROOF

                              CERTIFICATE OF MERGER

                                       OF

                                 ACCUPOINT, INC.

                                      WITH

                        EQUIPMENT SALES CO., INCORPORATED

To the Secretary of State
State of Connecticut

      Pursuant to the provisions of the Stock Corporation Act of the State of Connecticut governing the merger of one or more foreign subsidiary corporations with a domestic parent corporation, it is hereby certified that:

            1. The names of the merging corporations are Accupoint, Inc., which is a business corporation organized under the laws of the Commonwealth of Massachusetts, which is to be the terminating corporation, and which is sometimes hereinafter referred to as the "subsidiary corporation", and Equipment Sales Co., Incorporated, which is a business corporation organized under the laws of the State of Connecticut, which is to be the surviving corporation, and which is sometimes hereinafter referred to as the "parent corporation".

            2. The subsidiary corporation has only one class of outstanding shares, all of which are owned by the parent corporation.

            3. The Certificate of Incorporation of the parent corporation contains no provisions for merging the subsidiary corporation with the parent corporation in a manner otherwise than that prescribed by the provisions of
Section 33-370 of the Stock Corporation Act of the State of Connecticut.

            4. The Plan of Merger does not effect any change in the Certificate of Incorporation of the parent corporation.

            5. Annexed hereto and made a part hereof is the Plan of Merger for merging the subsidiary corporation with the parent corporation as approved by resolution of the Board of Directors of each of said merging corporations.

            6. A merger of a kind permitted by the provisions of Section 33-370 of the Stock Corporation Act of the State of Connecticut is permitted by the laws of the jurisdiction of organization of the subsidiary corporation; and the merger of the subsidiary corporation with the parent corporation is in compliance with said laws.

            7. The Plan of Merger provides that the merger shall be effective in the State of Connecticut on November 1, 1983.

Dated at Lowell, Massachusetts on October 26, 1983.

            The undersigned officers of Accupoint, Inc. do hereby state under the penalties of false statement that the statements pertaining to Accupoint, Inc. contained in the foregoing Certificate of Merger are true.


                                                   Robert W. Dzuris
                                          ------------------------------
                                                    President

                                                   Leroy P. Watson
                                          ------------------------------
                                                  Clerk (Secretary)

Dated at Lowell, Massachusetts on October 26, 1983.

        The undersigned officers of Equipment Sales Co., Incorporated state under the penalties of false statement that the statements pertaining to Equipment Sales Co., Incorporated contained in the foregoing Certificate of Merger are true.

                                              /s/ Robert W. Dzuris
                                          ---------------------------------
                                                    President

                                              /s/ (conformed yet illegible)
                                          ---------------------------------
                                                    Secretary

            PLAN OF MERGER approved on October 24, 1983 by Accupoint, Inc., a business corporation organized under the laws of the Commonwealth of Massachusetts, and by resolution adopted by its Board of Directors on said date, and approved by Equipment Sales Co., Incorporated, a business corporation organized under the laws of the State of Connecticut, and by resolution adopted by its Board of Directors on said date.

            1. Accupoint, Inc. shall be merged with Equipment Sales Co., Incorporated pursuant to the provisions of the Business Corporation Law of the Commonwealth of Massachusetts and pursuant to the provisions of the Stock Corporation Act of the State of Connecticut. Equipment Sales Co., Incorporated, which owns all of the outstanding shares of Accupoint, Inc., shall be the surviving corporation pursuant to the provisions of the Stock Corporation Act of the State of Connecticut and is sometimes hereinafter referred to as the "surviving parent corporation". The separate existence of Accupoint, Inc., which is sometimes hereinafter referred to as the "terminating subsidiary corporation", shall cease upon the effective date of the merger in accordance with the provisions of the Business Corporation Law of the Commonwealth of Massachusetts.

            2. The Certificate of Incorporation of the surviving parent corporation upon the effective date of the merger in the State of Connecticut shall be the Certificate of Incorporation of said surviving parent corporation and shall continue in full force and effect until amended and changed in the manner prescribed by the provisions of the Stock Corporation Act of the State of Connecticut.

            3. The by-laws of the surviving parent corporation upon the effective date of the merger in the State of Connecticut shall be the by-laws of said surviving parent corporation and shall continue in full force and effect until changed, altered or amended as therein provided and in the manner prescribed by the provisions of the Stock Corporation Act of the State of Connecticut.

            4. The directors and officers in office of the surviving parent corporation upon the effective date of the merger in the State of Connecticut shall continue to be the members of the Board of Directors and the officers of the surviving parent corporation, all of whom shall hold their directorships and offices until the election and qualification of their respective successors or until their tenure is otherwise terminated in accordance with the by-laws of the surviving parent corporation.

            5. The issued shares of the terminating subsidiary corporation shall not be converted or exchanged in any manner, but each said share which is issued as of the effective date of the merger shall be surrendered and extinguished. The issued shares of the surviving parent corporation shall not be converted or exchanged in any manner, but each said share which is issued as of the effective date of the merger shall continue to represent one issued share of the surviving parent corporation.

            6. In the event that the merger of the terminating subsidiary corporation with the surviving parent corporation shall have been fully authorized in accordance with the provisions of the Business Corporation Law of the Commonwealth of Massachusetts and in accordance with the provisions of the Stock Corporation Act of the State of Connecticut, the terminating subsidiary corporation and the surviving parent corporation hereby stipulate that they will cause to be executed and filed and/or recorded any document or documents prescribed by the laws of the Commonwealth of Massachusetts and the State of Connecticut, and that they will cause to be performed all necessary acts therein and elsewhere to effectuate the merger.

            7. The Board of Directors and the proper officers of the terminating subsidiary corporation and of the surviving parent corporation, respectively, are hereby authorized, empowered and directed to do any and all acts and things, and to make, execute, deliver, file, and/or record any and all instruments, papers and documents which shall be or become necessary, proper or convenient to carry out or put into effect any of the provisions of this Plan of Merger or of the merger herein provided for.

            8. The effective date of the merger herein provided for shall, insofar as the provisions of the Stock Corporation Act of the State of Connecticut shall govern the same, be November 1, 1983.

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                        EQUIPMENT SALES CO., INCORPORATED

            Pursuant to the provisions of the Stock Corporation Act of the State of Connecticut governing the amendment of the Certificate of Incorporation, it is hereby certified that:

            1. The name of the corporation is EQUIPMENT SALES CO., INCORPORATED, a Connecticut corporation (the "Corporation").

            2. The first paragraph of the Certificate of Incorporation is amended to reflect the name of the corporation as being: EQUIPMENT SALES CO.

            3. The foregoing amendment of Certificate of Incorporation has been duly approved by the unanimous written consent of the Board of Directors.

            4. The foregoing amendment has been duly approved by written consent of the sole shareholder.
                  Dated this 11th day of March, 1991.

            The undersigned officers of Equipment Sales Co., Incorporated, declare under the penalty of false statement that the matters set forth in this certificate are true and correct of their own knowledge.


                                                /s/ John C. Waseleski
                                          ------------------------------
                                          John C. Waseleski, President

                                                /s/ R. W. Stevenson
                                          ------------------------------
                                          Robert W. Stevenson, Secretary